Exhibit 99.1

FOR IMMEDIATE RELEASE	October 28, 2021

TELEFLEX REPORTS THIRD QUARTER 2021 RESULTS AND FULL YEAR OUTLOOK

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the third quarter ended September 26, 2021.

Third quarter financial summary
•Reported revenues of $700.3 million, up 11.5% year-over-year; up 10.3% on a constant currency basis
•GAAP diluted EPS from continuing operations of $4.20 as compared to $2.46 in the prior year period
•Adjusted diluted EPS from continuing operations of $3.51, up 26.7% year-over-year
2021 guidance summary

•GAAP revenue growth decreased to 10.00% to 11.00% due to greater than anticipated headwinds from COVID-19
•Constant currency revenue growth reduced to 8.00% to 9.00% from 8.50% to 9.75% previously
•GAAP diluted EPS increased to $9.86 to $10.06 from $9.50 to $9.60 previously, and adjusted diluted EPS raised to $13.15 to $13.35 from $12.90 to $13.10 previously

Liam Kelly, Chairman, President and Chief Executive Officer, said, “Teleflex delivered solid third quarter results reflecting the benefits of our diversified product portfolio and disciplined operating execution, despite varying levels of headwinds associated with COVID-19 infections across our product lines and geographic segments. In the quarter, we generated double-digit constant currency revenue growth and a sequential improvement in operating margin, which led to $3.51 in adjusted EPS, up 27% year-over-year. UroLift witnessed a greater than expected impact from COVID-19 during the third quarter, including regional pauses in elective surgical procedures and business-related disruptions associated with the pandemic. For 2021, we are lowering our constant currency revenue guidance range and raising the full year adjusted earnings per share guidance range. Given our third quarter results and fourth quarter outlook, our 2021 revenue growth guidance for UroLift has been reduced to 15-17% year-over-year. Our revised outlook does not assume a full recovery in elective surgical procedures due to the ongoing impact of the COVID-19 pandemic."

NET REVENUE BY SEGMENT
The following tables provide information regarding net revenues in each of the Company's reportable operating segments for the three and nine months ended September 26, 2021 and September 27, 2020 on a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	September 26, 2021	September 27, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$417.3	$375.0	11.3%	0.4%	10.9%
EMEA	143.9	135.7	6.1%	2.5%	3.6%
Asia	75.0	$68.2	9.9%	3.6%	6.3%
OEM	64.1	49.4	29.7%	0.3%	29.4%
Total	$700.3	$628.3	11.5%	1.2%	10.3%

	Nine Months Ended		% Increase / (Decrease)
	September 26, 2021	September 27, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$1,207.6	$1,045.6	15.5%	0.5%	15.0%
EMEA	442.3	423.4	4.5%	7.0%	(2.5)%
Asia	219.2	$188.4	16.4%	7.5%	8.9%
OEM	178.5	168.6	5.9%	1.6%	4.3%
Total	$2,047.6	$1,826.0	12.1%	2.9%	9.2%

NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following tables provide information regarding net revenues in each of the Company's global product categories for the three and nine months ended September 26, 2021 and September 27, 2020 on a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	September 26, 2021	September 27, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$175.5	$160.0	9.7%	1.2%	8.5%
Interventional	104.3	93.2	11.9%	1.5%	10.4%
Anesthesia	97.1	75.7	28.3%	1.7%	26.6%
Surgical	92.8	82.2	12.9%	2.0%	10.9%
Interventional Urology	83.1	81.8	1.6%	0.1%	1.5%
OEM	64.1	49.4	29.7%	0.3%	29.4%
Other	83.4	86.0	(3.1)%	1.2%	(4.3)%
Total	$700.3	$628.3	11.5%	1.2%	10.3%

	Nine Months Ended		% Increase / (Decrease)
	September 26, 2021	September 27, 2020	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$507.2	$475.3	6.7%	2.8%	3.9%
Interventional	312.6	275.7	13.4%	2.9%	10.5%
Anesthesia	277.3	216.2	28.3%	4.9%	23.4%
Surgical	271.4	224.9	20.7%	4.2%	16.5%
Interventional Urology	248.7	196.1	26.8%	0.2%	26.6%
OEM	178.5	168.6	5.9%	1.6%	4.3%
Other	251.9	269.2	(6.4)%	3.6%	(10.0)%
Total	$2,047.6	$1,826.0	12.1%	2.9%	9.2%

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the nine months ended September 26, 2021 totaled $182.1 million compared to $173.2 million for the prior year period.
•Cash and cash equivalents at September 26, 2021 were $481.2 million compared to $375.9 million at December 31, 2020.
•Net accounts receivable at September 26, 2021 were $399.7 million compared to $395.1 million at December 31, 2020.
•Net inventories at September 26, 2021 were $484.3 million compared to $513.2 million at December 31, 2020.

2021 OUTLOOK
The Company reduced its 2021 GAAP revenue growth guidance to 10.00% to 11.00% year-over-year from 10.50% to 11.75% previously. On a constant currency basis, the Company reduced its 2021 revenue growth guidance range to 8.00% to 9.00% from 8.50% to 9.75% year-over year. Teleflex reduced its 2021 revenue growth guidance for the Interventional Urology business to 15% to 17% year-over-year.

The Company raised its 2021 GAAP diluted earnings per share from continuing operations to a range of $9.86 to $10.06 from $9.50 to $9.60 previously. The Company raised its 2021 adjusted diluted earnings per share from continuing operations to a range of $13.15 to $13.35 from $12.90 to $13.10 prior.

Forecasted 2021 Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2021 GAAP revenue growth	10.00%	11.00%
Estimated impact of foreign currency exchange rate fluctuations	2.00%	2.00%
Forecasted 2021 constant currency revenue growth	8.00%	9.00%

Forecasted 2021 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$9.86	$10.06
Restructuring, restructuring related and impairment items, net of tax	$1.00	$1.00
Acquisition, integration and divestiture related items, net of tax	$(1.17)	$(1.17)
Other items, net of tax	$0.12	$0.12
MDR	$0.43	$0.43
Intangible amortization expense, net of tax	$2.91	$2.91
Forecasted adjusted diluted earnings per share from continuing operations	$13.15	$13.35

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's third quarter 2021 investor conference call can be accessed live from a link on the company's website at teleflex.com. The call will begin at 8:00 am ET on October 28, 2021.

An audio replay of the investor call will be available beginning at 11:00 am ET on October 28, 2021, either on the Teleflex website or by telephone. The call can be accessed by dialing (800) 585-8367 (U.S./Canada) or (416) 621-4642 (International). The confirmation code is 4079822.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.
In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.
Certain financial information is presented on a rounded basis, which may cause minor differences.
Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical constant currency net revenues to historical GAAP net revenues are set forth above under “Net Revenue by Segment" and "Net Revenue by Global Product Category". Tables reconciling historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program.  Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions.  These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales.  Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. See footnote C to the reconciliation tables set forth below.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance.  The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations.  Significantly, the MDR will require the re-registration of previously approved medical devices.  As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Quarter Ended - September 26, 2021
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Gain on sale of business and assets	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$312.5	$205.2	$31.8	$1.0	($91.2)	$29.7	$199.5	$4.20
Adjustments
Restructuring, restructuring related and impairment items (A)	6.9	0.4	—	1.0	—	0.8	7.5	$0.16
Acquisition, integration and divestiture related items (B)	(0.1)	2.1	—	—	91.2	(15.9)	(73.3)	($1.54)
Other items (C)	—	(6.4)	—	—	—	(0.2)	(6.2)	($0.13)
MDR (D)	—	—	4.9	—	—	—	4.9	$0.10
Intangible amortization expense	22.2	18.7	—	—	—	6.8	34.2	$0.72
Tax adjustments	—	—	—	—	—	0.1	(0.1)	$—
Adjusted basis	$283.5	$190.4	$26.9	$—	$—	$21.2	$166.5	$3.51

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Quarter Ended - September 27, 2020
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$299.0	$171.7	$29.2	($3.7)	($1.0)	$116.6	$2.46
Adjustments
Restructuring, restructuring related and impairment items (A)	7.5	0.2	—	(3.7)	(0.5)	4.6	$0.10
Acquisition, integration and divestiture related items (B)	1.6	(23.4)	—	—	0.1	(21.9)	($0.46)
Other items (C)	—	0.2	—	—	—	0.2	$—
MDR (D)	—	—	3.0	—	—	3.0	$0.06
Intangible amortization expense	21.2	18.7	0.1	—	6.3	33.7	$0.71
Tax adjustments	—	—	—	—	4.9	(4.9)	($0.10)
Adjusted basis	$268.7	$175.9	$26.1	$—	$9.9	$131.2	$2.77

(A)Restructuring, restructuring related and impairment items - For the three months ended September 26, 2021, pre-tax restructuring charges were $1.0 million and pre-tax restructuring related charges were $7.4 million. For the three months ended September 27, 2020, pre-tax restructuring charges were $(3.7) million and pre-tax restructuring related charges were $7.7 million.
(B)Acquisition, integration and divestiture related items - For the three months ended September 26, 2021, these charges primarily related to contingent consideration liabilities and charges primarily related to our divestiture of certain respiratory assets. For the three months ended September 27, 2020, these items primarily related to contingent consideration liabilities, reversal of previously recognized income related to a distributor conversion in Japan, and charges primarily related to our acquisition of Z-Medica, LLC.
(C)Other items - For the three months ended September 26, 2021 other items were associated with expenses for tax matters and a benefit from the reversal of a contingent liability related to tariffs and for the three months ended September 27, 2020 other items included expenses associated with prior year tax matters.
(D)MDR - These costs were associated with our efforts to comply with the European Medical Device Regulation.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Year to Date Ended - September 26, 2021
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Gain on sale of business and assets	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$917.8	$632.5	$95.0	$20.5	($91.2)	$58.5	$357.7	$7.54
Adjustments
Restructuring, restructuring related and impairment items (A)	20.6	1.3	0.1	20.5	—	4.4	38.1	$0.80
Acquisition, integration and divestiture related items (B)	3.0	15.2	0.1	—	91.2	(14.6)	(58.4)	($1.23)
Other items (C)	—	(6.4)	—	—	—	2.8	3.8	$0.08
MDR (D)	—	—	14.3	—	—		14.3	$0.30
Intangible amortization expense	67.1	57.7	—	—	—	20.8	104.0	$2.19
Tax adjustments	—	—	—	—	—	(1.9)	1.9	$0.04
Adjusted basis	$827.1	$564.7	$80.6	$—	$—	$70.0	$461.3	$9.73

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Year to Date Ended - September 27, 2020
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Income taxes	Income (loss) from continuing operations	Diluted earnings per share from continuing operations
GAAP Basis	$884.7	$510.7	$86.0	$16.7	$22.0	$259.2	$5.48
Adjustments
Restructuring, restructuring related and impairment items (A)	18.8	0.5	—	16.7	1.1	34.8	$0.74
Acquisition, integration and divestiture related items (B)	3.3	(50.8)	—	—	0.7	(48.2)	($1.02)
Other items (C)	—	0.5	—	—	0.1	0.4	$0.01
MDR (D)	—	—	7.4	—	—	7.4	$0.16
Intangible amortization expense	63.2	55.1	0.3	—	18.9	99.7	$2.11
Tax adjustments	—	—	—	—	2.6	(2.6)	($0.05)
Adjusted basis	$799.4	$505.3	$78.2	$—	$45.4	$350.8	$7.42

(A)Restructuring, restructuring related and impairment items - For the nine months ended September 26, 2021, pre-tax restructuring charges were $13.7 million, pre-tax restructuring related charges were $22.0 million, and pre-tax impairment charges were $6.7 million. For the nine months ended September 27, 2020, pre-tax restructuring charges were $16.7 million, pre-tax restructuring related charges were $19.2 million; and there were no pre-tax impairment charges.

(B)Acquisition, integration and divestiture related items - For the nine months ended September 26, 2021, these charges primarily related to our divestiture of certain respiratory assets, contingent consideration liabilities, and an inventory step up for Z-Medica. For the nine months ended September 27, 2020, these items related primarily to the reversal of contingent consideration liabilities, partially offset by charges primarily related to our acquisitions of HPC and Z-Medica, LLC and the reversal of previously recognized income related to a distributor conversion in Japan.
(C)Other items - For the nine months ended September 26, 2021 other items were associated with debt extinguishment and a benefit from the reversal of a contingent liability related to tariffs and expenses associated with tax matters and for the nine months ended September 27, 2020 other items included expenses associated with prior year tax matters.
(D)MDR - These costs were associated with our efforts to comply with the European Medical Device Regulation.

ABOUT TELEFLEX INCORPORATED
Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.
Teleflex is the home of Arrow®, Deknatel®, LMA®, Pilling®, QuikClot®, Rusch®, UroLift®, and Weck® - trusted brands united by a common sense of purpose.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, statements regarding forecasted 2021 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2021 financial results; and our estimates with regard to the projected impacts of the divestiture of a significant portion of our respiratory business on our financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, the adverse economic conditions associated with the COVID-19 global health pandemic and the associated financial crisis, stay-at-home and other orders, which may significantly reduce customer spending and which may have a negative impact on the Company’s business, changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and the impact of the United Kingdom's departure from the European Union, commonly known as "Brexit"; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 26, 2021	September 27, 2020	September 26, 2021	September 27, 2020
	(Dollars and shares in thousands, except per share)
Net revenues	$700,251	$628,301	$2,047,649	$1,825,977
Cost of goods sold	312,464	298,977	917,779	884,657
Gross profit	387,787	329,324	1,129,870	941,320
Selling, general and administrative expenses	205,194	171,673	632,501	510,662
Research and development expenses	31,816	29,218	95,046	85,978
Restructuring and impairment charges (credits)	959	(3,659)	20,451	16,692
Gain on sale of business	(91,157)	—	(91,157)	—
Income from continuing operations before interest and taxes	240,975	132,092	473,029	327,988
Interest expense	11,989	16,652	44,958	47,773
Interest income	(215)	(214)	(1,106)	(956)
Loss on extinguishment of debt	—	—	12,986	—
Income from continuing operations before taxes	229,201	115,654	416,191	281,171
Taxes (benefits) on income from continuing operations	29,695	(951)	58,535	21,971
Income from continuing operations	199,506	116,605	357,656	259,200
Operating loss from discontinued operations	(423)	(29)	(470)	(11)
Tax benefit on operating loss from discontinued operations	(98)	(11)	(109)	(4)
Loss from discontinued operations	(325)	(18)	(361)	(7)
Net income	$199,181	$116,587	$357,295	$259,193
Earnings per share:
Basic:
Income from continuing operations	$4.26	$2.51	$7.66	$5.58
Loss from discontinued operations	—	—	(0.02)	—
Net income	$4.26	$2.51	$7.64	$5.58
Diluted:
Income from continuing operations	$4.20	$2.46	$7.54	$5.48
Loss from discontinued operations	—	—	(0.01)	—
Net income	$4.20	$2.46	$7.53	$5.48
Weighted average common shares outstanding
Basic	46,810	46,530	46,749	46,451
Diluted	47,452	47,333	47,431	47,269

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS

	September 26, 2021	December 31, 2020
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$481,167	$375,880
Accounts receivable, net	399,744	395,071
Inventories	484,345	513,196
Prepaid expenses and other current assets	123,776	115,436
Prepaid taxes	52,805	22,842
Total current assets	1,541,837	1,422,425
Property, plant and equipment, net	446,318	473,912
Operating lease assets	129,998	100,635
Goodwill	2,522,950	2,585,966
Intangible assets, net	2,337,249	2,519,746
Deferred tax assets	8,425	8,073
Other assets	53,185	41,802
Total assets	$7,039,962	$7,152,559
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$101,250	$100,500
Accounts payable	104,139	102,520
Accrued expenses	127,116	136,276
Payroll and benefit-related liabilities	133,523	122,366
Accrued interest	15,757	7,135
Income taxes payable	17,185	17,361
Other current liabilities	63,240	53,869
Total current liabilities	562,210	540,027
Long-term borrowings	1,948,666	2,377,888
Deferred tax liabilities	479,105	484,678
Pension and postretirement benefit liabilities	49,843	74,499
Noncurrent liability for uncertain tax positions	10,078	10,127
Noncurrent operating lease liabilities	114,777	86,097
Other liabilities	217,411	242,786
Total liabilities	3,382,090	3,816,102
Commitments and contingencies
Total shareholders' equity	3,657,872	3,336,457
Total liabilities and shareholders' equity	$7,039,962	$7,152,559

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 26, 2021	September 27, 2020
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$357,295	$259,193
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	361	7
Depreciation expense	53,846	51,329
Intangible asset amortization expense	124,832	118,649
Deferred financing costs and debt discount amortization expense	3,438	3,191
Loss on extinguishment of debt	12,986	—
Fair value step up of acquired inventory sold	3,993	1,707
Changes in contingent consideration	12,728	(54,585)
Impairment of long-lived assets	6,739	—
Stock-based compensation	17,065	14,759
Gain on sale of business	(91,157)	—
Deferred income taxes, net	(67)	2,600
Payments for contingent consideration	(170)	(79,771)
Interest benefit on swaps designated as net investment hedges	(13,882)	(14,488)
Other	(26,113)	(15,703)
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(13,829)	35,546
Inventories	(10,951)	(38,096)
Prepaid expenses and other assets	(31,223)	9,393
Accounts payable, accrued expenses and other liabilities	84,179	(4,243)
Income taxes receivable and payable, net	(39,610)	(48,000)
Net cash provided by operating activities from continuing operations	450,460	241,488
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(52,090)	(62,369)
Proceeds from sale of business and assets	225,900	400
Payments for businesses and intangibles acquired, net of cash acquired	(4,254)	(266,843)
Net interest proceeds on swaps designated as net investment hedges	9,288	9,986
Proceeds from sales of investments	7,300	—
Purchase of investments	(18,418)	—
Net cash provided by (used in) investing activities from continuing operations	167,726	(318,826)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	400,000	1,013,807
Reduction in borrowings	(834,000)	(788,807)
Debt extinguishment, issuance and amendment fees	(9,774)	(8,440)
Net proceeds from share based compensation plans and the related tax impacts	11,366	11,177
Payments for contingent consideration	(31,388)	(64,135)
Dividends paid	(47,716)	(47,384)
Proceeds from sale of treasury stock	11,097	—
Net cash (used in) provided by financing activities from continuing operations	(500,415)	116,218
Cash flows from discontinued operations:
Net cash used in operating activities	(519)	(540)
Net cash used in discontinued operations	(519)	(540)
Effect of exchange rate changes on cash and cash equivalents	(11,965)	8,057
Net increase in cash and cash equivalents	105,287	46,397
Cash and cash equivalents at the beginning of the period	375,880	301,083
Cash and cash equivalents at the end of the period	$481,167	$347,480

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

John Hsu, CFA
Vice President, Investor Relations
investors.teleflex.com
610-948-2836